SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
E-mail: steve.roth@sutherland.com
November 18, 2016

Board of Directors
Symetra Life Insurance Company
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004

Re:	Symetra Separate Account SL Milestone VUL-G File Nos. 333-213191 / 811-04909
To the Board of Directors:
We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for the Milestone VUL-G policy contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File Nos. 333-213191 / 811‑04909) of Symetra Separate Account SL filed by Symetra Life Insurance Company with the U.S. Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By: /s/ Stephen E. Roth
Stephen E. Roth

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